Exhibit 3.1

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws, Chapter 156D; Section 10.06; 950 CMR 113.33)

Exact name of corporation:	Boston Biomedica, Inc.

Registered office address:	375 West Street, West Bridgewater, MA 02379
(number, street, city or town, state, zip code)

These articles of amendment affect article(s):	One
(specify the number(s) of article(s) being amended (I-VI))

Adopted and approved on:	April 16, 2004 by the Board of Directors and September 14, 2004 by the shareholders	by
(month, day, year)

Check the appropriate box below:

☐	the incorporators.
☐	the board of directors without shareholder approval and shareholder approval was not required.
☒	the board of directors and the shareholders in the manner required by law and the articles of organization.

State the article number and the text of the amendment.  If the amendment authorizes an exchange, or effects a reclassification or cancellation, of issued shares, state the provisions for implementing the action unless contained in the text of the amendment.

Attachment Sheet

Articles of Amendment

Boston Biomedica, Inc.

ARTICLE I:  The name by which the corporation shall be known:  Pressure BioSciences, Inc.

To change the number of shares and the par value (if any) of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

The total presently authorized is:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Change the total authorized to:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156D, §1.25 unless these articles specify, in accordance with the vote adopting the amendment a later effective date not more than ninety days after such filing, in which event the amendment will become effective on such later date.

Later effective date:

Signed by	/s/ Richard T. Schumacher

                (Please check appropriate box)

                ☐  Chairman of the Board

                ☒  President

                ☐  Other Officer

                ☐  Court-appointed fiduciary

on this	14th	day of	September	,	2004

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

September 14, 2004 4:21 PM

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth